Compensation Recovery Policy
Effective as of: 12/01/2023

of
9
Exhibit 97.1
Table

of Contents
1.
Introduction/Overview

............................................................................................................. 2
2.
Administration

......................................................................................................................... 2
3.
Definitions ...............................................................................................................................

2
4.
Covered Executives; Incentive-Based Compensation

............................................................. 4
5.
Required Recoupment of Erroneously Awarded Compensation

in the Event of an
Accounting Restatement

................................................................................................................. 4
6.
Erroneously Awarded Compensation:

Amount Subject to Recovery .....................................

4
7.
Method of Recoupment ...........................................................................................................

5
8.
No Additional Payments

.......................................................................................................... 6
9.
No Indemnification or Reimbursement of Covered Executives

.............................................. 6
10.
Administrator Indemnification

............................................................................................. 6
11.
Effective Date; Retroactive Application

.............................................................................. 6
12.
Acknowledgement by Covered Executives; Condition to Eligibility for Incentive-Based
Compensation. ................................................................................................................................ 7
13.
Amendment; Termination

.................................................................................................... 7
14.
Other Recoupment Rights; Company Claims

...................................................................... 7
15.
Successors

............................................................................................................................ 7
16.
Exhibit Filing Requirement.................................................................................................. 7
17.
Version

Control

.................................................................................................................... 7

Compensation Recovery Policy
Effective as of: 12/01/2023

of
9
1. Introduction/Overview
The Board

of Directors

(the “
Board
” and

collectively, the “Boards”) of

each of

U.S. Century

Bank
(the “ Bank
”) and

USCB

Financial Holdings,

Inc. (the

“
Company
” and

collectively

with the

Bank,
the

“
Companies
”)

believe

that

it

is

in

the

best

interests

of

the

Companies

and

the

Company’s
shareholders to adopt this

Compensation Recovery Policy

(the “
Policy
”), which provides

for the
recovery of certain

incentive compensation in the

event of an

Accounting Restatement (as

defined
below). This

Policy

is

designed

to

comply

with,

and

shall

be

interpreted

to

be

consistent

with,
Section

10D

of

the

Securities

Exchange Act

of

1934,

as

amended (the

“
Exchange

Act
”), Rule
10D-1 promulgated under

the Exchange Act (“
Rule 10D-1
”) and Nasdaq Listing

Rule 5608 (the
“ Listing Standards ”).
2. Administration
Except

as

specifically

set

forth

herein,

this

Policy

shall

be

administered

by

the

Company’s

Compensation Committee (the

“
Administrator
”). The Administrator

is authorized to

interpret and
construe this

Policy

and

to

make

all

determinations

necessary,

appropriate

or

advisable

for

the
administration of

this Policy.

Any determinations

made by

the Administrator

shall be

final and
binding on

all affected

individuals and

need not

be uniform

with respect

to each

individual covered
by the Policy. In the administration of this Policy,

the Administrator is authorized and directed to
consult with

the (i)

full Boards

or such

other committees

of the

Boards, such

as the

Company’s

Audit Committee, as may be necessary

or appropriate as to matters within the

scope of such other
committees’ responsibility and authority or (ii) the Companies’ counsel.
Subject to

any limitation

of applicable

law,

the Administrator

may authorize

and empower

any
officer or employee of the

Companies to take any

and all actions necessary

or appropriate to carry
out the purpose and

intent of this Policy (other

than with respect to

any recovery under this Policy
involving such officer or employee).
3. Definitions
As used in this Policy, the following definitions shall apply:
“Accounting Restatement”

means an accounting restatement of the

Company’s financial
statements due

to the

Company’s material noncompliance

with any

financial reporting

requirement
under U.S.

securities

laws,

including any

required

accounting restatement

to correct

an

error in
previously issued financial

statements that is

material to the previously

issued financial statements
(commonly referred to as “Big R” restatements), or

that would result in a material misstatement if
the error were corrected in the current period or

left uncorrected in the current period (commonly
referred to as “little r” restatements).
“Administrator”

has the meaning set forth in Section 1 hereof.
“Applicable Period”

means the

three completed

fiscal years

immediately preceding

the
earlier
of (i) the

date the Board,

Audit

Committee of the

Board, or the

officer or officers

of the
Company authorized to take such action if Board

action is not required, concludes (or reasonably
should

have concluded)

that

an

Accounting

Restatement

is

required or

(ii)

the

date

a

regulator,
court

or

other

legally

authorized

entity

directs

the

Company

to

undertake

an

Accounting

Compensation Recovery Policy
Effective as of: 12/01/2023

of
9
Restatement.

The

“Applicable

Period”

also

includes

any

transition

period

(that

results

from

a
change in the Company’s

fiscal year) within or immediately

following the three completed fiscal
years identified in

the preceding sentence;
except that a

transition period that

comprises a period
of at least nine months shall count as a completed fiscal year .
“Covered

Executives”

means

the

Company’s

current

and

former

executive

officers,

as
determined by the Administrator in accordance with the definition of “executive officer”

set forth
in

Rule

10D-1

and

the

Listing

Standards

and

such

other

officers

as

may

be

determined

in

the
discretion of the Administrator.
“Erroneously

Awarded

Compensation”

has the

meaning set

forth in

Section

5 of

this
Policy.
“Financial

Reporting

Measure”

is

any

measure

that

is

determined

and

presented

in
accordance with the accounting principles

used in preparing the Company’s

financial statements,
and any measure

that is

derived wholly or

in part

from such measure

and includes

“non-GAAP”
measures for purposes of

Regulation G promulgated under

the Exchange Act. Financial

Reporting
Measures

include

but

are

not

limited

to

the

following

(and

any

measures

derived

from

the
following): Company stock price; total shareholder return

(“TSR”); revenues; net income; pre-tax
pre-provision (“PTPP”)

income; operating

income; operating

net income;

operating

PTPP income;
operating

revenues;

tangible

book

value;

tangible

book

value

per

share;

operating

diluted

net
income per share;

profitability or growth

of one or

more reportable

segments; financial ratios

(e.g.,
yield on loans, rates on deposits,

efficiency ratio, operating efficiency

ratio, nonperforming loans
to total

loans, nonperforming

assets to

total assets,

loans to

assets ratio,

loans to

deposits ratio);
liquidity measures

(e.g., capital,

operating cash

flow); return

measures (e.g.,

net interest

margin,
return

on

assets,

return

on

equity,

operating

return

on

assets,

PTPP

return

on

assets,

operating
PTPP return on

assets, operating return on

assets, operating return on

equity); earnings measures
(e.g., earnings per share); any of such financial reporting measures relative to a peer group, where
the Company’s financial reporting measure

is subject to an

Accounting Restatement; and

tax basis
income.

A

Financial

Reporting

Measure need

not

be

presented

within

the

Company’s

financial
statements or included in a filing with the Securities and Exchange Commission.
“Incentive-Based

Compensation”

means

any

compensation

that

is

granted,

earned

or
vested based wholly

or in part

upon the attainment

of a Financial

Reporting Measure.

Incentive-
Based

Compensation

is

“received”

for

purposes

of

this

Policy

in

the

Company’s

fiscal

period
during

which

the

Financial

Reporting

Measure

specified

in

the

Incentive-Based

Compensation
award is attained,

even if the

payment or grant

of such Incentive-Based

Compensation occurs after
the end of that period.

Examples of “Incentive-Based Compensation” include, but

are not limited
to:

non-equity

incentive

plan

awards

that

are

earned

based

wholly

or

in

part

on

satisfying

a
Financial

Reporting

Measure

performance

goal;

bonuses

paid

from

a

“bonus

pool,”

the

size

of
which

is

determined

based

wholly

or

in

part

on

satisfying

a

Financial

Reporting

Measure
performance

goal;

other

cash

awards

based

on

satisfaction

of

a

Financial

Reporting

Measure
performance

goal; restricted

stock

awards,

restricted

stock

units,

performance

share

awards

or
units, stock options and stock appreciation rights

that are granted or become vested

based wholly
or in

part on

satisfying a

Financial Reporting

Measure performance

goal; and

proceeds received
upon the

sale of

shares acquired

through an

incentive plan

that were

granted or

vested based

wholly
or

in

part

on

satisfying

a

Financial

Reporting

Measure

performance

goal.

Examples

of
compensation that is

not “incentive-based compensation”

include, but are

not limited

to: salaries

Compensation Recovery Policy
Effective as of: 12/01/2023

of
9
(except

to

the

extent

a

salary

increase

is

earned

wholly

or

in

part

based on

the

attainment

of

a
Financial

Reporting

Measure

performance

goal);

bonuses

paid

solely

at

the

discretion

of

the
Compensation Committee

or Board

that are

not paid

from a

“bonus pool”

that is

determined by
satisfying a

Financial Reporting

Measure performance

goal; bonuses

paid solely

upon satisfying
one or more subjective standards (e.g., demonstrated leadership) and/or completion of a specified employment period; non-equity

incentive plan awards earned

solely upon satisfying

one or more
strategic

measures

(e.g.,

consummating

a

merger

or

branch

acquisition

or

divestiture),

or
operational

measures

(e.g.,

opening

a

specified

number

of

branches,

completion

of

a

project,
increase in market share); and equity awards for which the grant is not contingent upon achieving any

Financial

Reporting

Measure

performance

goal

and

vesting

is

contingent

solely

upon
completion of a specified employment period and/or attaining one or more nonfinancial reporting measures.
4. Covered Executives; Incentive-Based Compensation
This Policy

applies to

Incentive-Based Compensation

received by

a Covered

Executive (a)

after
beginning service as a Covered Executive; (b) if that

person served as a Covered Executive at any
time

during

the

performance

period

for

such

Incentive-Based

Compensation;

and

(c)

while

the
Company had

a listed

class of

securities on

a national

securities exchange.

This Policy

does not
apply to

Incentive-Based Compensation

received by

a Covered

Executive: (1)

while that

person
was serving

in a

non-executive capacity

prior to

becoming a

Covered Executive

or (2)

who is

a
Covered

Executive

on

the

date

on

which

the

Company

is

required

to

prepare

an

Accounting
Restatement but who was not a Covered Executive at any time

during the performance period for
which the Incentive-Based Compensation is received.
5.
Required

Recoupment

of

Erroneously

Awarded

Compensation

in

the

Event

of

an
Accounting Restatement
In the event

the Company

is required to

prepare an

Accounting Restatement,

the Company shall
reasonably promptly recoup

the amount of

any Erroneously Awarded

Compensation received by
any

Covered

Executive,

as

calculated

pursuant

to

Section

5

hereof,

relating

to

the

Applicable
Period.
6.
Erroneously Awarded

Compensation: Amount Subject to Recovery
The

amount

of

“Erroneously

Awarded

Compensation”

subject

to

recovery

under

the

Policy,

as
determined by the Administrator, is the amount of Incentive-Based

Compensation received by the
Covered Executive

that

exceeds

the

amount

of

Incentive-Based Compensation

that

would

have
been received

by

the

Covered

Executive

had

such

compensation

been determined

based on

the
restated amounts.
Erroneously Awarded

Compensation

shall be

computed

by the

Administrator without

regard

to
any taxes

paid by

the Covered

Executive in

respect of

the Erroneously

Awarded

Compensation.
By way

of example,

with respect

to any

compensation plans

or programs

that take

into account
Incentive-Based

Compensation,

the

amount

of

Erroneously

Awarded

Compensation

subject

to
recovery hereunder includes, but is not limited to, the amount contributed to any notional account based on Erroneously

Awarded

Compensation and

any earnings accrued

to date on

that notional
amount.

Compensation Recovery Policy
Effective as of: 12/01/2023

of
9
For

Incentive-Based

Compensation

based

on

stock

price

or

TSR:

(a)

the

Administrator

shall
determine the amount

of Erroneously Awarded

Compensation based

on a reasonable

estimate of
the

effect

of

the

Accounting

Restatement

on

the

stock

price or

TSR

upon

which

the

Incentive-
Based

Compensation

was

received;

and

(b)

the

Company

shall

maintain

documentation

of

the
determination of

that reasonable

estimate and

provide such

documentation to

The Nasdaq

Stock
Market (“Nasdaq”) and the Covered Executive(s).
7. Method of Recoupment
The

Administrator

shall

determine, in

its

sole

discretion, the

timing

and

method

for

reasonably
promptly recouping Erroneously

Awarded

Compensation hereunder,

which may

include without
limitation

(a)

seeking

reimbursement

of

all

or

part

of

any

cash

or

equity-based

award,

(b)
cancelling prior

cash or

equity-based awards,

whether vested

or unvested

or paid

or unpaid,

(c)
cancelling or offsetting

against any

planned future

cash or

equity-based awards,

(d) forfeiture of
deferred compensation, subject to compliance

with Section 409A of the Internal

Revenue Code of
1986, as amended (“IRC”) and the regulations promulgated thereunder,

and (e) any other method
authorized

by

applicable

law

or

contract.

Subject

to

compliance

with

any

applicable

law,

the
Administrator may

affect

recovery under

this

Policy from

any amount

otherwise payable

to the
Covered Executive, including amounts payable to such individual under any otherwise applicable
Company

plan,

program

or

contract,

including

base

salary,

bonuses

or

commissions

and
compensation previously deferred by the Covered Executive.
The Company is

authorized and directed

pursuant to

this Policy to

recoup Erroneously Awarded
Compensation in

compliance with

this Policy

unless the

Compensation Committee

of the

Board
has determined that recovery would be impracticable solely for the following limited reasons, and
subject to the following procedural and disclosure requirements:
●
The direct expense paid to a third

party to assist in enforcing the Policy

would exceed
the amount

to be

recovered. Before

concluding that

it would

be impracticable

to recover
any amount of Erroneously Awarded Compensation based on expense of enforcement,
the

Administrator

must

make

a

reasonable

attempt

to

recover

such

Erroneously
Awarded

Compensation, document such reasonable attempt(s)

to recover and provide
that documentation to Nasdaq;
●
Recovery

would

violate

any

law

of

the

United

States

that

was

adopted

prior

to
November 28, 2022.

Before concluding that

it would

be impracticable to

recover any
amount

of

Erroneously

Awarded

Compensation

based

on

a

violation

of

law,

the
Administrator must satisfy the applicable opinion and disclosure requirements of Rule
10D-1 and the Listing Standards; or
●
Recovery would likely

cause an

otherwise tax-qualified

retirement plan, under

which
benefits

are

broadly

available

to

employees

of

the

Company,

to

fail

to

meet

the
requirements

of

Sections

401(a)(13)

or

411(a)

of

the

IRC

and

the

regulations
thereunder.
If

litigation

becomes

necessary to

collect

any

Erroneously

Awarded

Compensation

recoverable
under this Policy,

the Company shall

be entitled to

recover from the

Covered Executive(s) all

of
its reasonable attorneys’ fees and costs of enforcement or collection.

Compensation Recovery Policy
Effective as of: 12/01/2023

of
9
8. No Additional Payments
In no event shall the Company be required to award Covered Executives an additional payment if the Accounting Restatement results in a higher Incentive-Based Compensation payment.
9. No Indemnification or Reimbursement of Covered Executives
Notwithstanding the

terms of

any other

policy,

program, agreement

or arrangement,

in no

event
will the Company or any of its affiliates indemnify or

reimburse a Covered Executive for any loss
under

this

Policy

and

in

no

event

will

the

Company

or

any

of

its

affiliates

pay

premiums

or
reimburse the Covered Executive for premiums he or she

paid on any insurance policy that would
cover

a

Covered

Executive’s

potential

obligations

with

respect

to

Erroneously

Awarded
Compensation under this Policy.
10. Administrator Indemnification
Any

members

of

the

Administrator,

and

any

other

members

of

the

Board

or

officers

of

the
Company

who

assist

in

the

administration

of

this

Policy,

shall

not

be

personally

liable

for

any
action,

determination

or

interpretation

made

with

respect

to

this

Policy

and

shall

be

fully
indemnified by the Company to the fullest

extent under applicable law and Company policy

with
respect to any such action, determination

or interpretation. The foregoing sentence shall

not limit
any other rights

to indemnification of the

members of the

Board under applicable law

or Company
policy.
11. Effective Date; Retroactive Application
This Policy

shall be

effective as

of December

1, 2023

(the “
Effective

Date
”). The

terms of

this
Policy shall

apply to any

Incentive-Based Compensation that

is received by

Covered Executives
on or after October 2, 2023 , even if such Incentive-Based Compensation was approved, awarded
or granted to

Covered Executives prior

to the such

date . Without limiting

the generality of

Section
7 hereof,

and subject

to applicable

law,

the Administrator

may affect

recovery under

this Policy
from any

amount of

compensation

approved, awarded,

granted, payable

or paid

to the

Covered
Executive

prior

to,

on

or

after

the

Effective

Date.

This

Policy

shall

supersede

and

replace

any
existing

policy

regarding

the

recovery

of

Erroneously

Awarded

Compensation

previously
approved by the Board.

Compensation Recovery Policy
Effective as of: 12/01/2023

of
9
12.
Acknowledgement

by

Covered

Executives;

Condition

to

Eligibility

for

Incentive-
Based Compensation.
The Company

will provide

notice and

seek acknowledgement

of this

Policy from

each Covered
Executive in

the form

attached hereto as

Exhibit A, provided

that the failure

to provide such

notice
or obtain such acknowledgement will have no impact

on the applicability or enforceability of this
Policy.

After

the

Effective

Date,

the

Company

must

be

in

receipt

of

a

Covered

Executive’s
acknowledgement

as

a

condition

to

such

Covered

Executive’s

eligibility

to

receive

Incentive-
Based

Compensation

awarded

or

received

after

such

date.

All

Incentive-Based

Compensation
subject to this

Policy will not be

earned (other than

for income tax purposes),

even if already paid,
until

the

Policy

ceases

to

apply

to

such

Incentive-Based

Compensation

and

any

other

vesting
conditions applicable to such Incentive-Based Compensation are satisfied.
13. Amendment; Termination
The Board may amend, modify, supplement, rescind or replace all or any portion of this Policy at
any time and from time to time in its discretion,

and shall amend this Policy as it deems

necessary
to comply with applicable law or any rules or standards adopted by a national securities exchange on which the Company’s securities are listed.
14. Other Recoupment Rights; Company Claims
The Board

intends that

this Policy

shall be

applied to

the fullest

extent of

the law.

Any right

of
recoupment under this

Policy is in

addition to, and

not in lieu

of, any other

remedies or rights

of
recoupment that may

be available to

the Company under

applicable law or

pursuant to the

terms
of any

similar policy in

any employment agreement,

equity award

agreement, or similar

agreement
and any other legal remedies available to the Company.
Nothing contained in this

Policy,

and no recoupment or

recovery as contemplated by

this Policy,
shall limit

any claims,

damages or

other

legal

remedies the

Company,

the Bank

or

any

of

their
respective

affiliates may

have against

a Covered

Executive arising

out of

or resulting

from any
actions or omissions by the Covered Executive.
15. Successors
This

Policy

shall

be

binding

and

enforceable

against

all

Covered

Executives

and

their
beneficiaries, heirs, executors, administrators or other legal representatives.
16. Exhibit Filing Requirement
A copy of this Policy and any amendments thereto shall be posted on the Company’s website and filed as an exhibit to the Company’s Annual Report on Form 10-K.
17.
Version

Control

Compensation Recovery Policy
Effective as of: 12/01/2023

of
9
Version Approval Date Effective Date Document Name
Document
Issued
11/27/2023 12/01/2023 Compensation Recovery Policy

Compensation Recovery Policy
Effective as of: 12/01/2023

of
9
EXHIBIT A
TO BE SIGNED BY THE COMPANY’S

EXECUTIVE OFFICERS
:
Compensation Recovery Policy Acknowledgment
The undersigned agrees and acknowledges that I am

fully bound by,

and subject to, all of
the

terms

and

conditions

of

USCB

Financial

Holdings,

Inc.

(the

“Company”)

Compensation
Recovery Policy (as may be

amended, restated, supplemented or otherwise modified

from time to
time, the “Policy”). Further, the undersigned agrees and acknowledges that the Policy supersedes the

provisions

regarding

Erroneously

Awarded

Compensation

set

forth

in

that

certain
Compensation

Policy

of

the

Bank

effective

as

of

September

26,

2022.

In

the

event

of

any
inconsistency between

the Policy

and the

terms of

any employment

agreement to

which I

am a
party,

or

the

terms

of

any

compensation

plan,

program

or

agreement

under

which

any
compensation has

been granted,

awarded, earned

or paid,

including but

not limited

to the

2015
Amended and Restated Equity

Incentive Plan and the

Companies’ defined annual cash

incentive
plan, the terms of the

Policy shall govern.

In the event it

is determined by the Administrator

that
any

amounts

granted,

awarded,

earned

or

paid

to

me

must

be

forfeited

or

reimbursed

to

the
Company,

I

will

promptly

take

any

action

necessary

to

effectuate

such

forfeiture

and/or
reimbursement. Any capitalized

terms used in this

Acknowledgment without definition shall

have
the meaning set forth in the Policy.
By: ______________________________________
____________________________
[Name]

Date
[Title]